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                                                                    EXHIBIT 10.8

                             HOUSEHOLD INTERNATIONAL

                    DEFERRED PHANTOM STOCK PLAN FOR DIRECTORS

         SECTION 1. PURPOSE. The purpose of the Household International Deferred Phantom Stock Plan for Directors (the "Plan") is to provide non-management directors (the "Directors") of Household International, Inc. (the "Company") with the opportunity to defer receipt of phantom Company Common Stock units paid by the Company to Directors. The Plan is designed to aid the Company in attracting and retaining as members of its Board of Directors persons whose abilities, experience and judgment can contribute to the well-being of the Company.

         SECTION 2. EFFECTIVE DATE. The effective date of this Plan is July 11, 1995. The Plan was subsequently amended on January 9, 1996, July 9, 1996, January 14, 1997, September 8, 1997, September 1, 1999 and September 9, 2003.

         SECTION 3. ELIGIBILITY. Any Director of the Company serving on the Board as of January 14, 1997, who is not deemed to be an employee of the Company or any subsidiary thereof will participate in the Plan.

         SECTION 4. DEFERRED COMPENSATION ACCOUNT. An unfunded deferred compensation account (the "Account") has been established for each Director.

         SECTION 5. TIME OF ELECTION OF DEFERRAL. Except as set forth herein, a Designation of Beneficiary and Account Distribution Form (the "Forms"), must be filed with the Secretary of the Company.

         SECTION 6. INVESTMENT. The Account of each participant will have both a Stock Component and a Cash Component. Under the Plan, the units of phantom Household International, Inc. common stock credited to a participant's Account have been changed, as of March 28, 2003, to a right to receive HSBC Holdings plc ordinary shares and comprise the Stock Component of the Account. Reference to Company Stock means either the Household common stock or the HSBC ordinary shares as appropriate. After March 28, 2003, the Cash Component of the Account will be credited on each dividend payment date for the Company Stock with the aggregate cash dividend which would have been paid if the existing Company Stock deemed to be credited to the Stock Component of the participant's Account were actual shares of Company Stock (the "Stock Dividend"). These Stock Dividends will be invested in the Cash Component of the Account at a rate equal to the United States five-year treasury rate plus HFC's borrowing spread over that rate on the first day of each calendar quarter in which such interest is credited to the participant's Account with interest compounded quarterly.

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         SECTION 7. VALUE OF DEFERRED COMPENSATION ACCOUNTS. The value of each participant's Account shall include deferred phantom Company Common Stock units and dividends credited thereon, pursuant to Section 6 of the Plan. Except as provided in the following sentences of this Section 7, all deferred amounts to be paid to a participant pursuant to the Plan are to be paid in shares of Company Stock with the value of the Company Stock being the fair market value of an equal number of shares of the Company Stock on the date of payment. For purposes of the Plan, the "fair market value" of one share or unit of Company Stock shall be the closing price on the London Stock Exchange of a share of such stock for the trading date preceding the respective determination date. A fraction of a share and the amounts invested in the Cash Component of the Account will be paid in cash. A participant may choose to receive an equivalent number of HSBC American depositary shares instead of Company Stock and any fraction of a share will be paid in cash.

         SECTION 8. PAYMENT OF DEFERRED COMPENSATION. All such payments accumulated under this Plan will be made as soon as practicable following the date on which a Director leaves the Board of Directors. A participant may elect to receive the value of his or her deferred compensation at a later date, but such date may not be prior to the date on which a Director leaves the Board of Directors. Deferred Company Stock and dividends (including appreciation or loss) thereon will be payable either in a lump sum or in such number of quarterly or annual installments as the participant chooses up to a maximum ten-year period, subject to the participant's right to change such method of distribution no later than twelve months prior to the first date deferred Company Stock and dividends are to be paid. If a participant elects to receive payment from his or her Account in installments, the participant's Account will continue to accrue dividends (and appreciation or loss) during the installment period. Dividends credited to a participant's Account during the installment period will be paid on the next installment payment date.

         SECTION 9. CHANGE IN CONTROL. A `Change in Control' shall be deemed to occur when and if:

         (a) Any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding for this purpose the Company and any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of

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                  securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that no Change in Control shall be deemed to have occurred as the result of an acquisition of securities of the Company by the Company which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Company shall be deemed a Change in Control; and provided further that if the Board of Directors of the Company determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Company so that the person no longer has a direct or indirect beneficial ownership interest in twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities, then no Change in Control shall be deemed to have occurred; or

         (b) During any period of two (2) consecutive years (not including any period prior to September 1, 1999), individuals who at the beginning of such two-year period constitute the Board of Directors of the Company and any new director or directors (except for any director designated by a person who has entered into an agreement with the Company to effect a transaction described in subparagraph (a), above, or subparagraph (c), below) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board (such individuals and any such new directors being referred to as the "Incumbent Board"); or

         (c) Consummation of (1) an agreement for the sale or disposition of the Company or all or substantially all of the Company's assets, (2) a plan of merger or consolidation of the Company with any other corporation, or (3) a similar transaction or series of transactions involving the Company (any transaction described in parts (1) through (3) of this subparagraph (c) being referred to as a "Business Combination"), in

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                  each case unless after such a Business Combination (x) the shareholders of the Company immediately prior to the Business Combination continue to own, directly or indirectly, more than sixty percent (60%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's former assets either directly or through one or more subsidiaries) immediately after such Business Combination, in substantially the same proportion as their ownership of the Company immediately prior to such Business Combination, (y) no person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or of such entity resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (z) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

         (d) A tender offer is made for thirty percent (30%) of more of the Company's Common Stock, which tender offer has not been approved by the Board of Directors of the Company; or

         (e) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         Notwithstanding any other provision of the Plan, if a Change of Control occurs, then the Company shall create a trust or take such other actions as are appropriate to protect each participant's Account.

         SECTION 10. DESIGNATION OF BENEFICIARY. A participant may designate a beneficiary or beneficiaries which shall be effective upon filing written notice with the Secretary of the Company on the form provided for that purpose. If no beneficiary is designated, the beneficiary will be the participant's estate. If more than one beneficiary statement has been filed, the beneficiary or beneficiaries designated in the statement bearing the most recent date will be deemed the valid beneficiary or beneficiaries.

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         SECTION 11. DEATH OF PARTICIPANT OR BENEFICIARY. In the event of a participant's death before he or she has received the full value of his or her Account, the then current value of the participant's Account shall be determined as of the day immediately following death and such amount shall be paid to the beneficiary or beneficiaries of the deceased participant as soon as practicable thereafter in cash in a lump sum. If no designated beneficiary has been named or survives the participant, the beneficiary will be the participant's estate.

         SECTION 12. PARTICIPANT'S RIGHTS UNSECURED. The right of any participant or beneficiary to receive payment under the provisions of the Plan shall be an unsecured claim against the general assets of the Company, and no provisions contained in the Plan shall be construed to give any participant or beneficiary at any time a security interest in the Account or any other assets of the Company.

         SECTION 13. STATEMENT OF ACCOUNT. Statements will be sent to participants quarterly as to the value of their Accounts as of the 15th day of January, April, July and October for each year in which their is Account activity.

         SECTION 14. ASSIGNABILITY. No right to receive payments hereunder shall be transferable or assignable by a participant or a beneficiary, except by will or by the laws of descent and distribution.

         SECTION 15. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company. The Committee shall conclusively interpret the provisions of the Plan and shall make all determinations under the Plan. The Committee shall act by vote or written consent of a majority of its members.

         SECTION 16. AMENDMENT OR TERMINATION OF PLAN. This Plan may at anytime or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall, without the consent of a participant, adversely affect such participant's accruals.

         SECTION 17. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

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